UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2014

Allied World Assurance Company Holdings, AG
__________________________________________
(Exact name of registrant as specified in its charter)

Switzerland	001-32938	98-0681223
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lindenstrasse 8, Baar/Zug, Switzerland		6340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+41-41-768-1080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On November 12, 2014, Allied World Assurance Company Holdings, Ltd (“Bermuda Holdings”), a subsidiary of Allied World Assurance Company Holdings, AG (the “Company”), gave an irrevocable notice (the “Notice”) to the administrative agent under the Amended and Restated Credit Agreement, dated as of June 7, 2012 (the “Credit Agreement”), by and among the Company, Bermuda Holdings and Allied World Assurance Company, Ltd, the Lenders party thereto; Citibank, N.A., as Syndication Agent for the Lenders; and Wells Fargo Bank, National Association, as Administrative Agent, L/C Agent and Fronting Bank for the Lenders. The Notice permanently reduces the aggregate commitment under the Amended and Restated Credit Agreement from $450 million to $150 million effective as of November 17, 2014, being three business days from the date the Notice was sent to the administrative agent. All other material terms of the Amended and Restated Credit Agreement remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, AG

November 14, 2014	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President & General Counsel